Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Viking Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and 457(r)(2)	(3)	(3)	(3)		___
	Equity	Common Stock, par value $0.00001 per share	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)		___
	Equity	Preferred Stock, par value $0.00001 per share	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)		___
	Equity	Depositary Shares	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)		___
	Other	Warrants	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)		___
	Other	Rights	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)		___
	Other	Units	Rule 456(b) and 457(r) (2)	(3)	(3)	(3)		___
	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	$200,000,000	N/A	$200,000,000	$110.20 per $1,000,000	$22,040
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Debt	Debt Securities	457(p)	___	___	___		___	S-3	333-258231	07/28/2021	N/A
	Equity	Common Stock, par value $0.0001 per share	457(p)	___	___	___		___	S-3	333-258231	07/28/2021	N/A
	Equity	Preferred Stock, par value $0.0001 per share	457(p)	___	___	___		___	S-3	333-258231	07/28/2021	N/A
	Other	Warrants	457(p)	___	___	___		___	S-3	333-258231	07/28/2021	N/A
	Other	Units	457(p)	___	___	___		___	S-3	333-258231	07/28/2021	N/A
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(p)	(4)		$298,433,360.08(4)	$52.19 per $1,000,000	$15,576.17	S-3	333-258231	07/28/2021	$15,576.17
	Total Offering Amounts					$200,000,000		$22,040
	Total Fees Previously Paid							$—
	Total Fee Offsets							$15,576.17(4)

Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Net Fee Due							$6,463.83(4)

(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3) An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(4) On July 28, 2021, the registrant filed a shelf registration statement on Form S-3 (File No. 333-258231), which was declared effective on August 11, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of up to $600,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, and/or units (the “Prior Shelf Securities”). The registration fee associated with the Prior Registration Statement was $65,460. Due to a prior offset, the registrant previously paid a fee of $31,315.87 in connection with the filing of the Prior Registration Statement. Pursuant to the Prior Registration Statement, the registrant sold an aggregate of $301,566,639.92 of Prior Shelf Securities, which equates to an associated registration fee of $15,739.70 based on the total registration fee paid by the registrant in connection with the filing of the Prior Registration Statement. Accordingly, the unused registration fee paid in connection with the Prior Registration Statement and the Prior Shelf Securities is $15,576.17.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the $200,000,000 of Common Stock of the registrant being registered hereby in the amount of $22,040 is offset by $15,576.17 in registration fees previously paid by the registrant with respect to Prior Shelf Securities that were registered but not issued pursuant to the Prior Registration Statement, with the remaining $6,463.83 paid herewith. Concurrently with the filing of this registration statement, any offering of unsold Prior Shelf Securities pursuant to the Prior Registration Statement is hereby terminated.